Exhibit 3.1(b)
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                            CERTIFICATE OF CORRECTION
                                       OF
                            DOUBLE EAGLE PETROLEUM CO.

     Double Eagle Petroleum Co., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland (the "Corporation"), DOES HEREBY CERTIFY THAT:

     1. The name of the Corporation is Double Eagle Petroleum Co.

     2. The Articles Of Incorporation were filed with the State Of Maryland Department Of Assessment And Taxation on January 23, 2001, and that said Articles Of Incorporation require correction as permitted by Section 1-207 of the General Corporation Law of the State Of Maryland.

     3. Paragraph (a) of Article Fourth of the Articles Of Incorporation filed with the State Of Maryland Department Of Corrections on January 23, 2001 incorrectly reads as follows:

          "FOURTH. (a) The aggregate number of shares which the corporation shall authority to issue is 10,000,000, each share to have a par value of $.01."

     4. Paragraph (a) of Article Fourth of the Articles Of Incorporation is hereby corrected to read as follows:

          "FOURTH. (a) The aggregate number of shares which the corporation shall have the authority to issue is 10,000,000, each share to have a par value of $.10."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate Of Correction to be signed by Francis B. Barron, its Incorporator, this 14th day of February, 2001.


                                            By:  /s/  Francis B. Barron
                                               --------------------------------
                                                      Francis B. Barron,
                                                      Incorporator

STATE OF COLORADO          )
                           )  ss.
CITY AND COUNTY OF DENVER  )

     BEFORE ME the undersigned authority, personally appeared Francis B. Barron, known to me to be the individual described in and who executed the foregoing Certificate Of Correction, and he acknowledged that he subscribed the said instrument for the uses and purposes set forth therein. The subscriber is personally known to me.

     WITNESS my hand and official seal in the County and State last aforesaid this 14th day of February 2001.


[Seal]                                      /s/  Mary F. Hope
                                            -----------------------------------
                                                 Mary F. Hope
                                                 Notary Public

                                            My Commission Expires:   2/29/04
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